18

              SERIES E CONVERTIBLE PREFERRED STOCK
                   CERTIFICATE OF DESIGNATION

                              FOR

                    AFGL INTERNATIONAL, INC.

       CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                               OF

              SERIES E CONVERTIBLE PREFERRED STOCK

                               OF

                    AFGL INTERNATIONAL, INC.



               Pursuant to Section 78.195 of the
                     Nevada Revised Statues



       AFGL  INTERNATIONAL,  INC.  a  corporation  organized  and
existing   under   the  laws  of  the  State   of   Nevada   (the
"Corporation"), in accordance with Section 78.195 of  the  Nevada
Revised Statutes, DOES HEREBY CERTIFY:

     1. The Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at Twenty-Five Million (25,000,000) shares, of which Five Million (5,000,000) shares shall be shares of Preferred Stock, par value $.001 per share (herein referred to as "Preferred Stock"), and Twenty Million (20,000,000) shares shall be shares of Common Stock, par value $.01 per share (herein referred to as "Common Stock").

      2. The Certificate of Incorporation expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of said Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights and qualifications limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in the Certificate of Incorporation.

      3. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, on May 24, 1996, (by unanimous written consent), duly authorized and adopted the following resolutions providing for an issue of a series of its Preferred Stock to be designated "Series E Convertible Preferred Stock.

     "RESOLVED, that an issue of a series of Preferred Stock, $.001 par value per share, of the Corporation (the Preferred Stock of the Corporation being herein referred to as "Preferred Stock", which term shall include any additional shares of Preferred Stock of the same class hereafter authorized to be issued by the Corporation), consisting of Five Hundred Seventy Five Thousand (575,000) shares is hereby provided for, and the voting power, designation, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series shall be as set forth below:

Designation:  Number of Shares.

     (a) The designation of such series of Preferred Stock shall be "Series E Convertible Preferred Stock" (hereinafter referred to as the "Series E Stock") and the number of authorized shares constituting the Series E Stock is Five Hundred Seventy Five Thousand (575,000). The Series E Stock shall be deemed a separate class of Preferred Stock, and shall be apart from any other series of Preferred Stock.

     Part 1.   Liquidation.

      Upon any liquidation, dissolution, or winding up of the Corporation, the holders of Series E Stock will be entitled to be paid, after any distribution or payment is made upon any Senior Securities and before any distribution or payment is made upon Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all shares of Series E Stock outstanding, and the holders of Series E Stock will not be entitled to any further payment. If upon any such liquidation, dissolution, or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Series E Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series E Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution, or winding up not less then 30 days prior to the payment date stated therein, to each record holder of Series E Stock. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be liquidation, dissolution, or winding up of the Corporation within the meaning of this Part 1.

     Part 2.   Conversion Rights.

           2A. Conversion Procedure. Subject to the provisions set forth below, each share of Series E Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into that number of fully paid and nonassessable shares of Common Stock determined as set forth below. Any holder of Series E Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates for the shares being converted, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Corporation or at the bank or trust company appointed by the Corporation for that purpose, accompanied by a written notice of conversion specifying the number of shares of Series E Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; in case such notice shall specify a name or names other then that of such transfer taxes payable upon the issue of shares of Common Stock in such name or names. After the receipt of such notice of conversion, the Corporation shall, within thirty (30) days after receipt of such notice, issue and deliver or cause to be issued and delivered to such holder a certificate or certificates for shares of Common Stock resulting from such conversion. In case less than all of the shares of Series E Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall also deliver or cause to be delivered to such holder a certificate or certificates for the shares of Series E stock not so converted.

           2B. Conversion Privilege and Rate. The right to convert the Series E Stock into shares of Common Stock shall vest immediately on the date of issuance of the Series E Stock. Each share of Series E Stock is convertible into One (1) newly issued share of Common Stock of the Corporation (the "Conversion Rate"), which is subject to adjustment as provided in part 2C, below; provided, however, that shares of Series E Stock may be converted into shares of Common Stock only after the holder of such shares of Series E Stock shall have certified to the Corporation that it is not a "bank holding company" or a "subsidiary" of a "bank holding company" within the meaning of Section 4 of the Bank
Holding Company Act of 1954, as amended, and Regulation Y promulgated thereunder, or one of the following shall have occurred: (1) the bona fide sale to any purchaser (including, without limitation, any underwriter) of such shares of Series E Stock (x) pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of the Corporation's common stock in a bona fide public offering, or (y) pursuant to Rules 144 and 144A promulgated under the Act, or in a public distribution pursuant to Regulation A of the General Rules and Regulations under the Act; (2) the bona fide sale to any purchaser of such shares of Series E Stock in a transaction not involving a sale of the Corporation's common stock to the public, provided that such purchaser does not immediately after such transaction hold shares of Common Stock (including any shares converting to Common Stock in accordance herewith) equaling two percent (2%) or more of the then-outstanding shares of Common Stock; or (3) the receipt by the Corporation of (y) a staff opinion, ruling or other written advice from the Board of Governors of the Federal Reserve System, or from the appropriate Federal Reserve Bank, or (z) an opinion of counsel experienced in bank regulatory matters, in each case to the effect that such shares of Series E Stock may be converted into shares of Common Stock without violation of Section 4 of the Bank Holding Company Act of 1954, as amended, and Regulation Y promulgated thereunder.

           2C. Adjustment of Conversion Rate. The Conversion Rate is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Part 2C. Such adjustments shall be made in respect of any such events occurring from and after the date on which any warrants to purchase shares of Series E Stock are first issued and shall be applicable to all authorized shares of Series E Stock whether or not any such shares are issued and outstanding.

               a. Adjustment for Change in Capital Stock of the Corporation. If the Corporation (i) pays a dividend or makes a distribution on any class of its Common Stock in shares of any class of its Common Stock, (ii) subdivides its outstanding shares of any class of Common Stock into a greater number of shares, (iii) combines its outstanding shares of any class of Common Stock into a smaller number of shares, (iv) makes a distribution on any class of its Common Stock in shares of its Stock other than Common Stock, or (v) issues by reclassification of any class of its Common Stock any shares of its Stock, then the Conversion Rate in effect immediately prior to such action shall be proportionately adjusted so that any holder of any Series E Stock (a "Holder") thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Corporation which it would have owned immediately following such action if such Series E Stock had been issued and outstanding (if not then issued and outstanding) and converted immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur, and shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment a Holder may receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation shall determine in the good faith exercise of its reasonable business judgment the allocation of the adjusted Conversion Rate between the classes of capital stock. After such allocation, the exercise privilege and the Conversion Rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those in this Part 2C.

                b. Adjustment for Common Stock Issues. If the Corporation issues shares of Common Stock for a consideration per share less than the Fair Market Value per Share (as defined in paragraph (1) of this Part 2C) on the date the Corporation fixes the offering price of such additional shares, the Conversion Rate shall be adjusted in accordance with the following formula:

               E' = E x    A
                            P
                        O + M

     where:         E' =      the adjusted Conversion Rate;

               E  = the then current Conversion Rate;

               O  = the   number   of  shares  of  Common   Stock
                    outstanding immediately prior to the issuance of such additional shares;

               P  = the  aggregate consideration received for the
                    issuance of such additional shares;

               M  = the  Fair Market Value per Share on the  date
                    the Corporation fixes the offering price of such additional shares; and

               A  = the   number   of  shares  of  Common   Stock
                    outstanding immediately after the issuance of such additional shares.

     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. The provisions of this subsection (b) do not apply (i) to of the transactions described in subsection (a) of this Part 2C or (ii) any transaction for which an adjustment has been made pursuant to the provisions of paragraphs (c) or (d) of this Part 2C or (iii) the issuance of any Excluded Shares (as defined in paragraph (l) of this Part 2C).

               c. Adjustment for Convertible Securities Issues. If the Corporation issues any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Stock, either immediately or upon the occurrence of a specifie date or a specified event ("Convertible Securities"), other than shares of Series E Stock for which an adjustment has been made pursuant to the provisions of subsection (d) of this
     Part 2C, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both, for a consideration per share of Stock initially deliverable upon conversion or exchange of such Convertible Securities less than the Fair Market Value per Share on the date of issuance of such Convertible Securities, the Conversion Rate shall be adjusted in accordance with this formula:

               E' = E x O + D
                            P
                        O + M

     where:         E' =      the adjusted Conversion Rate;

               E  =      the then current Conversion Rate;

               O  = the   number   of  shares  of  Common   Stock
                    outstanding immediately prior to the issuance of such Convertible Securities;

               P  = the  aggregate consideration received for the
                    issuance of such Convertible Securities; and

               M  = the  Fair Market Value per Share on the  date
                    of  issuance  of such Convertible Securities;
                    and

                               D   = the maximum number of shares
                    of Common Stock deliverable upon exercise, conversion or in exchange of such Convertible
                    Securities at the Minimum Price.

     In this subsection (c), the term "Minimum Price" means the lowest price at which the Convertible Securities can be converted into or exchanged for Common Stock, regardless of whether that is the initial rate or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Stock deliverable upon conversion or exchange of such Convertible Securities has not been issued when such Convertible Securities are no longer outstanding, then the Conversion Rate shall promptly be readjusted to the
     Conversion Rate which would then be in effect had the adjustment upon the issuance of such Convertible Securities been made on the basis of the actual number of shares of Stock issued upon conversion or exchange of such Convertible Securities.

                d. Adjustment for Right, Option and Warrant Issues. If the Corporation issues any rights, options or warrants to subscribe for or purchase or otherwise acquire Stock, whether or not the right to exercise such rights, options or warrants is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both (the "Option Securities"), for a consideration per share of Stock initially deliverable upon exercise of such Option Securities less than the Fair Market Value per Share on the date of issuance of such Option Securities, the Conversion Rate shall be adjusted in accordance with this formula:

               E' = E x O + D
                            P
                        O + M

     where:    E' = the adjusted Conversion Rate;

               E  = the then current Conversion Rate;

                    O   =  the  number of shares of Common  Stock
                    outstanding immediately prior to the issuance of such Option Securities;

                   P   = the aggregate consideration received for
                    the issuance of such Option Securities;

                    M   =  the Fair Market Value per Share on the
                    date  of  issuance of such Option Securities;
                    and

                    D   =  the maximum number of shares of Common
                    Stock deliverable upon exercise, conversion or in exchange of such Option Securities at the Minimum Price.

     As used in this subsection (d), the term "Minimum Price" means the lowest price at which the Option Securities may be exercised to purchase or otherwise acquire Common Stock, regardless of whether that is the initial price or is conditioned upon the passage of time, the occurrence or non-occurrence of some other event, or both. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon exercise of such Option Securities has not been issued when such Option Securities are no longer outstanding, then the Conversion Rate shall promptly be readjusted to the
     Conversion Rate which would then be in effect had the adjustment upon the issuance of such Option Securities been made on the basis of the actual number of shares of Common Stock issued upon such exercise of such Option Securities.

                e. Consideration Received. For purposes of any computation respecting consideration received pursuant to any subsection of this Part 2C, the following shall apply:

                    (1) in the case of the issuance of shares of Common Stock for cash, the consideration received shall be the amount of cash received by the Corporation therefor, without deduction therefrom of any reasonable expenses incurred by the Corporation in connection therewith or any reasonable underwriters' discounts, fees and commissions paid or allowed by the Corporation in connection therewith.

                    (2) in the case of the issuance of shares of Common Stock for a consideration consisting in whole or in part of other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Corporation in the good faith exercise of its business judgment, without deduction therefrom of any reasonable expenses incurred by the Corporation in connection therewith. In any circumstances in which the fair market value of any such consideration is to be determined pursuant to this paragraph (2), the Corporation shall give to the Holders (or, if such determination affects less than all of the Holders, to the Holders so affected) written notice of the proposed fair market value, as determined in good faith by the Board of Directors of the Corporation. If, within thirty (30) days after the date such notice is given, the Corporation and such Holders agree upon the fair market value then the fair market value for purposes of this paragraph (2) shall be as so agreed. If such Holders and the Corporation do not agree upon such fair market value within such 30-day period, then the Required Holders (as defined in paragraph (l) of this
          Part 2C) and the Corporation shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Corporation. If the Corporation and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Corporation shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the fair market value for the purposes of this paragraph (2), and such investment banking firm shall make such appraisal (which shall be in the form of a written report signed by such investment banking firm) and, for the purposes of determining the fair market value pursuant to this paragraph (2), such appraised fair market value determined as herein provided shall be final and conclusive on the Corporation and the Holders. If the fair market value of the consideration as determined by such investment banking firm is equal to or less than that determined by the Board of Directors of the Corporation in accordance with this paragraph (2), then all fees and expenses of such investment banking firm shall be paid by the Required Holders requesting such appraisal. If the appraised fair market value of the consideration as determined by such investment banking firm is greater than that determined by the Board of Directors in accordance with this paragraph (2), then all fees and expenses of such investment banking firm shall be paid by the Corporation.

                      (3)   in  the  case  of  the  issuance   of
          Convertible Securities or securities issuable upon the exercise of Option Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such Convertible Securities, plus the consideration, if any, received by the Corporation for the issuance of such Option Securities, plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection (e)).

                f. Special Adjustments. If the purchase price provided for in any Option Securities, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Stock shall change, the Conversion Rate in effect at the time of such event shall forthwith be readjusted. The Conversion Rate shall be adjusted to those amounts which would have been in effect at such time had such Option Securities or Convertible Securities outstanding at such time initially been granted, issued or sold and the Conversion Rate initially adjusted as provided in the applicable subsection of this Part 2C, whichever was applicable, except that the minimum amount of additional consideration payable and the total maximum number of shares issuable shall be determined after giving effect to such event (and any prior event or events).

                g. When No Adjustment Required. No adjustment need be made for a change in the par value or absence of par value of any Common Stock. No adjustment in the Conversion Rate need be made unless adjustment would require an increase or decrease of at least 1% of the Conversion Rate. Any adjustments that are not made but deferred pursuant to this subsection shall be carried forward and taken into account in any subsequent adjustment.

                h. Determination of Fair Market Value per Share; Notice of Adjustment. Prior to issuing any shares of Common Stock, any Convertible Securities or any Option Securities, the Corporation shall cause the Board of Directors of the Corporation to determine in good faith the Fair Market Value per Share, as of the date on which the Corporation fixes the offering price of such shares or as of the date of issuance of such Convertible Securities or Option Securities, as the case may be. Within five (5) days of such determination by the Board of Directors of the Corporation, but in no event later than thirty (30) days prior to issuance of such Common Stock, Convertible Securities or Option Securities, the Corporation shall give the Holders written notice of the proposed Fair Market Value per Share. If within such thirty (30) day period, the
     Corporation and such Holders agree upon the Fair Market Value per Share, then the Fair Market Value per Share shall be as so agreed. If, within such thirty (30) day period, the Corporation and the Required Holders (as defined in paragraph (l) of this Part 2C) do not agree upon such Fair Market Value per Share, then the Fair Market Value per Share shall be determined as provided in clause (b) of the definition thereof.

               i.   When Issuance or Payment May Be Deferred.  In
     any case in which this Part 2C shall require that an adjustment in the Conversion Rate be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event (i) issuing to the Holder of any Series E Stock converted after such record date the shares of Stock issuable upon such conversion over and above the shares of Stock issuable upon such conversion on the basis of the Conversion Rate prior to such adjustment and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to paragraph (j), provided, however, that the Corporation shall deliver to such Holder a bill or other appropriate instrument evidencing such Holder's right to receive such additional shares of stock and cash upon the occurrence of the event requiring such adjustment.

                j. Fractional Interests. The Corporation shall not be required to issue fractional shares of Common Stock on the conversion of the Series E Stock. If more than one share certificate shall be presented for conversion in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares issuable on conversion of the Series E Stock evidenced by all share certificates so presented. If any fraction of the shares of Common Stock would, except for the provisions of this Part 2C, be issuable on conversion of any shares of Series E Stock (or specified portion thereof), the Corporation shall pay an amount in cash equal to the Fair Market Value per Share on the day immediately preceding the date the share certificate evidencing such Series E Stock is presented for conversion, multiplied by such fraction.

               k. Par Value of Common Stock. Before taking any action which (i) would cause an adjustment in the Conversion Rate pursuant to Part 2C such that the aggregate par value of the shares of Common Stock (including fractional shares) into which a share of Series E Stock is convertible is greater than $0.02 per share or (ii) would otherwise result in the par value of the Common Stock increasing to greater than $0.02 per share, the Corporation shall receive the consent of the Required Holders to such adjustment or change in the par value of the Common Stock and shall take any corporate action necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock on the basis of the Conversion Rate as so adjusted.

               l. Definitions. For purposes of this Part 2C, the following terms shall have the following meanings:

                     (1)   "Excluded Shares" means (i) shares  of
          Common Stock to be issued upon exercise or conversion of the Corporation's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Stock, and warrants to purchase Series E Stock, (ii) shares of Stock issued on exercise of warrants to purchase Common Stock which the Board of Directors has, by resolution duly adopted prior to May 31, 1996, authorized to be granted or issued, not to exceed 809,711 shares, and (iii) shares of Stock issued to officers, directors, or employees of, or consultants to, the Corporation upon exercise of any stock option granted on or prior to May 31, 1996, not in excess of 1,151,113 shares, plus shares issued or options granted to employees pursuant to a stock option plan approved in good faith by the Board of Directors of the Corporation after May 31, 1996, not exceeding 500,000 shares.

                     (2)  "Fair Market Value per Share" means the
          fair market value of a share of Common Stock of the Corporation, and shall be equal to the quotient of (i) the fair market value of the Corporation and its subsidiaries taken as a whole on the date of determination, taking into account all the factors relevant thereto, including, without limitation, the highest of the prices that could be obtained from an arms' length sale without time constraints of (A) all or substantially all of the assets of the Corporation and the subsidiaries subject to or after satisfaction of all liabilities of the Corporation and the subsidiaries or (B) all of the Fully Diluted Shares of Common Stock of the Corporation, whether by stock sale, merger, consolidation or otherwise, divided by (ii) the number of Fully Diluted Shares of Common Stock on the date of determination. In no event shall the Fair Market Value per Share be reduced or discounted on the basis that any securities to be valued on the basis of such Fair Market Value per Share may represent the fight to acquire a minority interest in the Corporation or may not be freely transferable under federal or state securities laws, or for any other reason. The Fair Market Value per Share shall be determined as provided in clause (X) or (Y) below, as applicable.

                          (X)  In any circumstances in which  the
               Fair Market Value per Share is required to be determined, not later than ten (10) days following the date as of which such determination is required to be made, the Board of Directors of the Corporation shall determine in good faith the Fair Market Value per Share, and the Corporation shall give to the Holders (or, if such determination affects less than all of the Holders, to the Holders so affected) prompt written notice of such determination. If within thirty (30) days after the date such notice is given, the Corporation and the Required Holders agree upon the Fair Value per Share, then the Fair Market Value per Share shall be as so agreed. If within such 30-day period, the Corporation and the Required Holders do not agree upon such Fair Market Value per Share, then the Fair Market Value per Share shall be determined as provided in clause (Y) of this definition.

                          (Y)   If  the Required Holders and  the
               Corporation do not agree upon such Fair Market Value per Share within the 30-day period specified in clause (X) of this definition, then the Required Holders and the Corporation shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Corporation. If the Corporation and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Corporation shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the value of the Corporation (which shall be in the form of a written report signed by such investment banking firm), and such appraised value of the Corporation determined as herein provided shall be final and conclusive and binding on the Corporation and the Holders. If the appraised value of the Corporation as determined by such investment banking firm is equal to or less than that determined by the Board of Directors of the Corporation in accordance with clause (X) of this definition, then all fees and expenses of such investment banking firm shall be paid by the Required Holders requesting such appraisal. If the appraised value of the Corporation as determined by such investment banking firm is greater than that determined by the Board of Directors in accordance with clause (X) of this definition, then all fees and expenses of such investment banking firm shall be paid by the Corporation.

                     (3)  "Fully Diluted Shares" means, as of any
          date of determination, the number of shares of Common Stock of the Corporation equal to the sum of (i) the number of shares of Common Stock outstanding on such date of determination, plus (ii) the number of shares issuable upon conversion of the Series E Stock as of such date of determination, plus (iii) the number of shares of Common Stock that would be issued in respect of all Option Securities of the Corporation outstanding and immediately exercisable as of such date of determination if such Option Securities were to be converted into shares of Common Stock in accordance with the following formula:

               X  = Y(A-B)
                          A

          where: X = the number of shares to be issued to the holders of such Option Securities;

               Y  = the  number  of shares for which such  Option
                    Securities are exercisable;


               A  = the Fair Market Value per Share determined on
                    the basis of the then outstanding Common Stock and assuming that all Option Securities outstanding are converted to Common Stock as of the date of determination: and

               B    =   the   exercise  price  for  such   Option
               Securities.

                     (4)   "Required Holders" means  the  Holders
          holding  at  least  66-2/3%  of  the  Series  E   Stock
          outstanding.

                     (5)  "Stock" means any capital stock of  the
          Corporation.

           2D. Conversion Date. Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of Series E Stock to be converted, and the giving of written notice as prescribed in Part 2A, and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for the Series E Stock are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

           2E. Converted Shares and Common Stock Held for Conversion. Any shares of Series E Stock which at any time have been converted shall be canceled and may not be reissued. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon conversion of shares of Series E Stock then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

           2F. Taxes. The Corporation will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series E Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series E Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

          Part 3.   Dividends.

      If the Corporation pays a dividend or makes a distribution to the holders of its Common Stock of any securities (other than capital stock for which an adjustment in the Conversion Rate is made pursuant to part 2C) or property (including cash or securities of other companies) of the Corporation, or any rights, options or warrants to subscribe for or purchase securities or property (including securities of other companies) of the Corporation, then, simultaneously with the payment of such dividend or the making of such distribution the Corporation will pay or distribute to the holders of record of the Series E Stock an amount of property (including, without limitation, cash) and/or securities (including, without limitation, securities of other companies) of the Corporation as would have been received by such holders had they exercised their conversion rights and converted such shares of Series E Stock into Common Stock immediately prior to the record date used for determining stockholders of the Corporation entitled to receive such dividend or distribution. The dividend payable on each share of Series E Stock outstanding on the record date for determining those persons entitled to receive a dividend on Common Stock (or on the date the dividend is paid if no record date is set), shall be equal to the product of the dividend per share of Common Stock multiplied by the Conversion Rate in effect on such record date (or on the date the dividend is paid if no record date is set) after giving taking into account all adjustments to such Conversion Rates required to be made under Part 2, above, as of such record date (or on the date the dividend is paid if no record date is set). No dividends shall be paid on the Series E Stock unless all dividends on the Senior Securities have been paid or reserved in accordance with the terms thereof.

     Part 4.   Voting Rights.

      Each share of Series E Stock shall have no voting rights with respect to any matter submitted to the stockholders of the Corporation, except to the extent required by the Nevada Revised Statutes and except the right to approve by majority vote of the holders of the Series E Stock, (i) any amendment, modification or repeal of the articles of incorporation of the Corporation if the powers, preferences or special rights of the Series E Stock would be adversely affected, and (ii) the imposition of any restriction on the Series E Stock, other than restrictions arising under the articles of incorporation as in effect at June 1, 1996; provided, that no voting right attributable to the Series E Stock shall impose, or be construed to impose, any limitation on the power of the Corporation to create, authorize or issue, without the vote or approval of the Series E Stock, shares of any class or series of Preferred Stock with rights, powers, privileges and preferences superior or equal to the Series E Stock.

     Part 5.   Definitions.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New
York, are authorized by law to close.

      "Common Stock" means the Common Stock, $0.01 par value per share, of the Corporation and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution or assets upon any liquidation, dissolution, or winding up of the Corporation.

      "Junior Securities" means any of the Corporation's equity securities other than Senior Securities and the Series E Stock.

      "Liquidation Value" of any Series E Stock as of any particular date will be equal to $0.02 per share.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

       "Senior Securities" means the Corporation's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C 8% Convertible Preferred Stock, Series D 8% Convertible Preferred Stock, and any other class or series of Preferred Stock hereafter created, authorized, and issued with rights, powers, privileges and preferences superior or equal to the Series E Stock.

               *               *               *

           IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by Gary S. Goldstein, its President, and attested to by Barry S. Roseman, its Secretary, this ______ day of May, 1996.

                                   AFGL INTERNATIONAL, INC.


                                   By:   /s/
                                     Gary S. Goldstein, President

ATTEST

By:   /s/
    Barry S. Roseman, Secretary


                         ACKNOWLEDGMENT

STATE OF NEW YORK             )
                              )  ss
COUNTY OF NEW YORK            )

      I, Gary S. Goldstein, hereby certify that I am the duly elected and qualified President of AFGL INTERNATIONAL, INC., that the foregoing instrument if the act and deed of the Corporation and the fact stated therein are true.

                                   /S/
                                   Gary S. Goldstein,  President

      Subscribed and sworn to before me the undersigned, a Notary
Public in and for said county and state, this 29th, day of May, 1996.


                                   /s/
                                   Notary Public